MAREK NOWAK P.Eng.

Consent of Qualified Person

British Columbia Securities Commission
Pacific Centre
12th Floor, 701 West Georgia Street
Vancouver, British Columbia
CANADA V7Y 1L2

Attention: Corporate Finance

Toronto Stock Exchange
The Exchange Tower
130 King Street West
Toronto, Ontario
CANADA M5X 1J2

Attention: Listed Issuer Services

Alberta Securities Commission
4th Floor, 300 – 5th Avenue S.W.
Calgary, Alberta
CANADA T2P 3C4

Attention: Corporate Finance

Ontario Securities Commission
20 Queen Street West, Suite 1903
Toronto, Ontario
CANADA M5H 3S8

Attention: Corporate Finance

Re: Cardero Resource Corp. (the "Issuer")

I, Marek Nowak, P.Eng. (B.C.), of 2200 – 1066 West Georgia Street, Vancouver, British Columbia, Canada V6E 3X2, have prepared, and am the author of, Sections 16-1 and 16-3 to 16-11 of the technical report entitled ***"Pampa de Pongo Iron Project Preliminary Economic Assessment Technical Report, Caraveli Province, Peru"*** dated September 30, 2008 (the "Report").

1. I hereby consent to:

   (a) the public filing of the Report on SEDAR and in the public files with the Securities Commissions of British Columbia, Alberta and Ontario and with the Toronto Stock Exchange;

   (b) the use of and reliance upon the Report for disclosure in the Issuer's Annual Information Form dated January 28, 2009 (the "AIF");

   (c) the use of and reliance upon the Report for disclosure in the Issuer's Management Discussion and Analysis for the year ended October 31, 2008 dated January 28, 2009 (the "MD&A"); and

   (d) the inclusion of extracts from, or a summary of, the Report in the AIF and the MD&A (collectively, the "Disclosures")."

2. I hereby consent to the use of my name "Marek Nowak", and to the use of the name of "SRK Consulting (Canada) Inc.", a private engineering consulting firm of which I am a Principal Consultant – Geostatistics, in the Disclosures.

3. I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 28th day of January, 2009

Marek Nowak, P.Eng.